As filed with the  Securities and Exchange Commission on September 17, 2002
    Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 SYNOPSYS, INC.
               (Exact name of registrant as specified in its charter)
              DELAWARE                                    56-1546236
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)
                           700 EAST MIDDLEFIELD ROAD,
                         MOUNTAIN VIEW, CALIFORNIA 94043
                 (Address of principal executive offices) (Zip Code)

                CO-DESIGN AUTOMATION, INC. 1998 STOCK OPTION PLAN

                           (Full title of the Plan)


                                 AART J. DE GEUS
                             CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                      (Name and address of agent for service)
                                 (650) 584-5000
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================== ===================== ==================

                                                        Proposed Maximum                                      Amount of
  Title of Securities             Amount to be         Offering Price per       Proposed Maximum             Registration
   to be Registered              Registered(1)             Share(2)         Aggregate Offering Price(2)       Fee(2)(3)
 CO-DESIGN AUTOMATION, INC.
 1998 STOCK OPTION PLAN
 Common Stock, $0.001 par value    30,726 shares             $2.24                $68,826.24                    $6.33

===================================== ====================== ==================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Co-Design Automation, Inc. 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) The Registrant filed a registration statement on Form S-4 (Registration No. 333-75638) on December 21, 2001 (the "Form S-4"), to register certain shares of its common stock in connection with the transaction described therein. The filing fee remitted for the S-4 was $209,040.53. Subsequently, the Commission issued Fee Rate Advisory No. 8 on January 16, 2002, which retroactively reduced Securities Act filing fees. As a result, the Registrant now has a credit of $128,573 with the Commission, as reduced by the fees for subsequent filings. The registration fee for this registration statement is being offset against such credit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Synopsys, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the Commission on January 25, 2002 (as amended on Form 10-K/A filed with the Commission on March 1, 2002), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

(b) The Registrant's Quarterly Report on Form 10-Q for the periods ended January 31, 2002, and April 30, 2002, filed with the Commission on March 18, 2002 and June 17, 2002, respectively;

(c) The Registrant's Current Reports on Form 8-K filed with the Commission on December 5, 2001, May 7, 2002 and June 6, 2002 (as amended on Form 8-K/A filed with the commission on July 30, 2002);

(d) The Registrant's Registration Statement on Form 8-A, filed with the Commission on January 24, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

(e) The Registrant's Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the 1934 Act, and as amended on Form 8-A/A on December 13, 1999 and April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

                  Article X of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

                  Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such bylaw is in effect.

                  The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.  EXHIBITS

  EXHIBIT NUMBER     EXHIBIT

  4            Instruments  Defining  the Rights of  Stockholders.  Reference is
               made to Registrant's Registration Statement on Form 8-A, together with the amendments and exhibits thereto,  which are incorporated herein by reference pursuant to Items 3(d) and 3(e).
  5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1          Consent of PricewaterhouseCoopers LLP.
 23.2          Consent of KPMG LLP.
 23.3          Consent of BDO Seidman, LLP.
 23.4          Consent of KPMG LLP.
 23.5          Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
 24            Power of Attorney.  Reference is made to page II-5 of this
               Registration Statement.
 99.1          Co-Design Automation, Inc. 1998 Stock Option Plan.


Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Co-Design Automation, Inc. 1998 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 17th day of September, 2002.

                                 SYNOPSYS, INC.



                                 By: /s/ Aart J. de Geus
                                     Aart J. de Geus
                                     Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Synopsys, Inc., a Delaware corporation, do hereby constitute and appoint Aart J. de Geus and Robert B. Henske, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                     Title                       Date

                           Chief Executive Officer
                            (Principal Executive
   /s/ Aart de Geus         Officer) and Chairman            September 17, 2002
   Aart J. de Geus        of the Board of Directors


   /s/ Chi-Foon Chan       President, Chief Operating        September 17, 2002
   Chi-Foon Chan             Officer and Director



   /s/ Robert B. Henske      Chief Financial Officer         September 17, 2002
   Robert B. Henske        (Principal Financial Officer)



   /s/ Richard Rowley         Corporate Controller           September 17, 2002
   Richard Rowley         Principal Accounting Officer)


   /s/ Andy D. Bryant               Director                 September 17, 2002
   Andy D. Bryant


   /s/ Deborah A. Coleman           Director                 September 17, 2002
   Deborah A. Coleman

   /s/ Bruce R. Chizen              Director                 September 17, 2002
   Bruce R. Chizen


   /s/ Richard Newton               Director                 September 17, 2002
   A. Richard Newton


   /s/ Sasson Somekh                Director                 September 17, 2002
   Sasson Somekh


   /s/ Steven C. Walske             Director                 September 17, 2002
   Steven C. Walske

                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                                 SYNOPSYS, INC.

                                  EXHIBIT INDEX


  EXHIBIT NUMBER     EXHIBIT

        4            Instruments Defining the Rights of Stockholders.  Reference
                     is made to Registrant's  Registration Statement on Form 8-A together with the  amendments and exhibits  thereto,  which are  incorporated  herein by  reference  pursuant  to Items
                     3(d)and 3(e).
        5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1          Consent of PricewaterhouseCoopers LLP.
       23.2          Consent of KPMG LLP.
       23.3          Consent of BDO Seidman, LLP.
       23.4          Consent of KPMG LLP.
       23.5          Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.
       24            Power of Attorney. Reference is made to page II-5 of this
                     Registration Statement.
       99.1          Co-Design Automation, Inc. 1998 Stock Option Plan.

                                                                      EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                               September 17, 2002


Synopsys, Inc.
700 E. Middlefield Road
Mountain View, California 94043

             Re: Synopsys, Inc. - Registration Statement for Offering of 30,736 SHARES OF COMMON STOCK


Dear Ladies and Gentlemen:

                  We have acted as counsel to Synopsys, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 30,726 shares of the Company's common stock for issuance under the Co-Design Automation, Inc. 1998 Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and the documentation evidencing the assumption of the option by the Company and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the shares of the Company's common stock issuable under such plan.


                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP

                                BROBECK, PHLEGER & HARRISON LLP

                                                                    Exhibit 23.1



                           CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated February 6, 2002 relating to the financial statements of Avant! Corporation, which appears in the Current Report on Form 8-K of Synopsys, Inc., dated July 30, 2002. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated January 18, 2002 relating to the financial statements of Forefront Venture Partners, L.P., which appears in the Current Report on Form 8-K of Synopsys, Inc., dated July 26, 2002.


/s/ PricewaterhouseCoopers LLP
San Jose, California
September 16, 2002

                                                                   Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Avant! Corporation:


     We consent to the incorporation by reference of our reports dated February 12, 2001, except as to Note 7, which is as of March 23, 2001 included in Synopsys Inc.'s current report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2002, as amended on Form 8-K/A filed on July 30, 2002, relating to the consolidated balance sheet of Avant! Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2000, and the related financial statement schedule, which reports appear in the Annual Report on Form 10-K of Avant! Corporation for the year ended December 31, 2001.



                                         /s/ KPMG LLP
Mountain View, California
September 16, 2002

                                                                   Exhibit 23.3


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Forefront Venture Partners, L.P.
Santa Clara, CA

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated February 9, 2001, except for Note 4, as to which the date is March 30, 2001, relating to the financial statements of Forefront Venture Partners, L.P. as of December 31, 2000, and the related statements of operations and changes in partners' capital
for  the  years  ended  December  31,  2000  and  1999,   appearing  in  Avant!
Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
September 13, 2002

                                                                   Exhibit 23.4



                      CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:

     We consent to incorporation herein of our report dated November 20, 2001, except as to Notes 9 and 11, which are as of December 20, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended October 31, 2001, the one-month period ended October 31, 1999, and the year ended September 30, 1999, and of our related report dated November 20, 2001, relating to the consolidated financial statement schedule, which reports appear in the annual report on Form 10-K of Synopsys, Inc.


/s/ KPMG LLP

Mountain View, California
September 16, 2002

                                                                   Exhibit 99.1


                      CO DESIGN AUTOMATION, INC.

                        1998 STOCK OPTION PLAN

                     As Adopted September 30,1998



     1. PURPOSE. This 1998 Stock Option Plan ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of Co Design Automation, Inc., a California corporation (the "Company'). Capitalized terms not previously defined herein are defined in Section 17 of this Plan.

     2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

     3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 1,720,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options will be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company will reserve and keep available such number of Shares as will be required to satisfy the requirements of outstanding Options under this Plan.

     4. ELIGIBILITY. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 14) in its sole discretion will select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan. Such assumption will be permissible if the holder of the assumed option would have been eligible to be granted an option hereunder if the other company had applied the rules of this Plan to such grant.

     5. TERMS AND CONDITIONS OF OPTIONS. The Committee will determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

     (a) Form of Option Grant. Each Option granted under this Plan will be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee will from time to time approve, which Grant will comply with and be subject to the terms and conditions of this Plan.

     (b) Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to the Optionee with a copy of this Plan within a reasonable time after the date of grant.

     (c) Exercise Price. The exercise price of an NQSO will be not less than 85% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO will be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

     (d) Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Shareholder will be exercisable after the expiration of five (5) years from the date the Option is granted.

     (e) Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year will be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year will be NQSOs. In the event that the IRC or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be incorporated herein and will apply to any Options granted after the effective date of such amendment.

     (f) Options Non-Transferable. Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Optionee only by the Optionee.

     (g) Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except the exercise price and the number and nature of shares issuable upon
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exercise, which will be adjusted appropriately pursuant to Section 425(c) of the
Code.) In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

6.       EXERCISE OF OPTIONS.

     (a) Notice. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

     (b) Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market having a Fair Market Value equal to the exercise price of the Option; (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code, (iv) by waiver of compensation due to accrued to Optionee for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a margin commitmentfrom the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchase to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vii) by any combination of the foregoing. Optionees who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

     (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee will pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

     (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option will always be subject to the following:

     (i) If an Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee's ISOs to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within three (3) months after the date of termination, or such shorter time period as may be specified in the Grant, provided that such period will in no event be less than one (1) month or later than the date of expiration of the ISOs;

     (ii) If Optionee is an Insider and the Company is subject to Section 16(b) of the Exchange Act, Optionee's Option will be exercisable for a period of time sufficient to allow Optionee from having a matching purchase and sale under
Section 16(b), with any extension beyond three (3) months from termination of employment deemed to be as an NQSO, and provided further that in no event may an Option be exercisable later than the expiration date of the Option;

     (iii) If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee, Optionee's ISOs may be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination, or such shorter time period as may be specified in the Grant, provided that such period will in no event be less than six (6) months or later than the expiration date of the ISOs;

     (iv) The Committee will have discretion to determine whether the Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated;

     (v) In the case of an Optionee who is a director, independent consultant, contractor or advisor, the Committee will have the discretion to determine whether the Optionee is employed by the Company or any Parent, Subsidiary or Affiliate of the Company pursuant to the foregoing Sections; and

     (vi) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     (vii) An Option will not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "1933 Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission ("SEC") or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange, and the Company will have no liability for any inability or failure to do so.

     7. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and/or (b) a right to repurchase a portion of or all Shares held by an Optionee upon Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (1) Optionee's original purchase price, (ii) the Fair Market Value of such Shares or (iii) a price determined by a formula or other provision set forth in the Grant.

     8. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee will have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, . extended, renewed or otherwise altered will be treated in accordance with Section 425(h) of the Code. The Committee will have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

     9. PRIVILEGES OF STOCK OWNERSHIP. No Optionee will have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company will provide to each Optionee and person owning shares purchased through this Plan with financial statements at least annually, unless the Optionee or shareholder is an employee whose duties in connection with the Company assure access to equivalent information.

     10. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan will confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause.

     11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options will be proportionately adjusted, subject to any required action by the Board of Directors (the "Board") or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Option and any fractions of a Share that would have resulted will either be cashed out at Fair Market Value or the number of shares issuable under the Option will be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

     12. ASSUMPTION OF OPTIONS BY SUCCESSORS.

     (a) In the event of (1) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption will be binding on all Optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 425(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption will be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

     (b) In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsections 12(a)(ii), (iii) or (iv) above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options will, notwithstanding any contrary terms in the Grant, expire on a date at least 20 days after the Board gives written notice to Optionees specifying the terms and conditions of such termination.

     (c) Subject to the foregoing provisions of this Section 12, in the event of the occurrence of any transaction described in Section 12(a), any outstanding Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction".

     13. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board of the Company. This Plan will be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder will terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan will be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase will similarly terminate if such Shareholder approval is not obtained. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to shareholder approval.

     14. ADMINISTRATION. This Plan may be administered by the Board or a Committee appointed by the Board (the "Committee"). If the Board is not comprised entirely of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person. As used in this Plan, references to the "Committee" will mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan will be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate the authority to grant Options under this Plan to Optionees who are not Insiders of the Company to officers of the Company.

     15. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

     16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of Grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee will not, without the approval of the holders of a majority of the outstanding voting shares of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

     17. CERTAIN DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

     (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

     (d) "Disinterested Person" will have the meaning set forth in Rule 16b-3(d)
(3) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

     (e) "Fair Market Value" will mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value will be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee will deem appropriate) or, in the event the Common Stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the Fair Market Value will be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee will deem appropriate).